Exhibit 99.1

Media Contact	July 26, 2012
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HealthSouth Reports Strong Results for Second Quarter 2012 and Raises Full-Year Guidance
Revenue Growth of 5.6%
Discharge Growth of 3.0%
Cash Provided by Operating Activities of $114.0 million ($195.0 million Year-to-Date)
Adjusted EBITDA Increased by 8.5%
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the second quarter ended June 30, 2012.
"HealthSouth's second quarter results demonstrated the strength of the Company's business model and, along with our strong first quarter results, allowed us to raise our full-year guidance," said Jay Grinney, President and Chief Executive Officer of HealthSouth. "Our focus on providing superior inpatient rehabilitative care resulted in solid discharge growth and, because we provided this care on a cost-effective basis, we achieved strong growth in Adjusted EBITDA, earnings per share, and cash flows. Importantly, we were able to invest our free cash flow across an array of value-creating strategies, such as building new hospitals in new markets and acquiring competitor units in existing markets, which should generate future earnings growth for our Company."
Second Quarter Results

•
Consolidated net operating revenues were $533.4 million for the second quarter of 2012 compared to $505.1 million for the second quarter of 2011, or an increase of 5.6%. This increase was attributable to a 3.0% increase in patient discharges and a 3.2% increase in net patient revenue per discharge. Same-store discharges were 1.9% higher in the second quarter of 2012 compared to the second quarter of 2011. Net patient revenue per discharge increased in the second quarter of 2012 compared to the same period of 2011 primarily due to pricing adjustments from Medicare and managed care payors and higher average acuity for the patients we served.

•
Income from continuing operations attributable to HealthSouth per diluted share for the second quarter of 2012 was $0.39 per share compared to $0.14 per share for the same period of 2011. Earnings per share for the second quarter of 2012 reflected strong operating results, lower interest expense, and an effective income tax rate of approximately 39%. Earnings per share in the second quarter of 2011 included a $10.6 million gain related to a recovery from Richard M. Scrushy, our former chairman and chief executive officer, and a $26.1 million loss on early extinguishment of debt that resulted from the optional redemption in June 2011 of a portion of our then-outstanding 10.75% Senior Notes due 2016. The net after-tax impact of these two items on earnings per share in the second quarter of 2011 approximated $0.11 per share. The effective income tax rate for the second quarter of 2011 was approximately 37%. The Company's basic and diluted earnings per share were the same for both periods.

•
Cash flows provided by operating activities were $195.0 million for the six months ended June 30, 2012, compared to $158.1 million for the same period of 2011. This increase was primarily due to increased net operating revenues, improved operating leverage, and a decrease in interest expense.

•
Adjusted EBITDA (see attached supplemental information) for the three months ended June 30, 2012 was $125.1 million compared to $115.3 million for the three months ended June 30, 2011, or an increase of 8.5%. This improvement was primarily driven by continued revenue growth as well as improved operating leverage and labor productivity.

•
Adjusted free cash flow (see attached supplemental information) for the three months ended June 30, 2012 was $70.0 million compared to $63.6 million for the same period of 2011. Adjusted free cash flow for the quarter ended June 30, 2012 reflected continued Adjusted EBITDA growth and lower interest expense offset by the planned increase in our maintenance capital expenditures including investments in our electronic clinical information system and hospital refresh projects.

•
During the second quarter of 2012, we repurchased 21,645 shares of our convertible perpetual preferred stock for $21.5 million, bringing our year-to-date repurchases to 46,645 shares for $46.5 million. These repurchases have the benefit of eliminating $3.0 million of the 6.5% annual dividend obligation on the repurchased shares and reducing our diluted share count by 1.5 million shares.

"The substantial cash flow generated by our Company in the quarter allowed us to fund the planned increase in maintenance capital expenditures, continue to pursue our growth initiatives (bed expansions, de novos, and unit acquisitions), repurchase an incremental $21.5 million of preferred stock, and reduce total debt by $26.7 million," said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. "We believe the strength of our business model was acknowledged in the recent upgrades to our credit ratings received from both Moody's and S&P."
2012 Guidance
Based on its results for the first half of 2012, the Company is:

•	raising its full-year 2012 Adjusted EBITDA guidance to a range of $487 million to $495 million from a range of $475 million to $485 million.

•	raising its full-year 2012 guidance for income from continuing operations attributable to HealthSouth per share to $1.45 to $1.50 per share from $1.32 to $1.39 per share.

Earnings Conference Call and Webcast
The Company will host an investor conference call at 8:00 a.m. Eastern Time on Friday, July 27, 2012 to discuss its results for the second quarter of 2012. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 91283010. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from July 27, 2012 until August 10, 2012. To access the replay, please dial 800-585-8367. International callers should dial 404-537-3406. The webcast will also be archived for replay purposes after the live broadcast at
http://investor.healthsouth.com.
About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of revenues, number of hospitals, and patients treated and discharged. Operating in 27 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, orthopedic, cardiac and pulmonary conditions, brain and spinal cord injuries, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.

Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “June 2012 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 26, 2012. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its July 27, 2012 earnings call.
When filed, the June 2012 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In Millions, Except Per Share Data)
Net operating revenues	$533.4	$505.1	$1,072.0	$1,011.1
Less: Provision for doubtful accounts	(6.5)	(5.0)	(12.8)	(9.8)
Net operating revenues less provision for doubtful accounts	526.9	500.1	1,059.2	1,001.3
Operating expenses:
Salaries and benefits	257.4	241.6	518.4	485.6
Other operating expenses	74.4	75.4	147.4	146.3
General and administrative expenses	28.0	27.4	58.0	54.3
Supplies	25.9	26.2	52.4	52.0
Depreciation and amortization	20.0	19.6	39.5	39.1
Occupancy costs	12.3	12.1	24.8	23.7
Loss on disposal of assets	0.6	1.0	1.4	1.1
Government, class action, and related settlements	—	(10.6)	—	(10.6)
Professional fees—accounting, tax, and legal	5.5	8.4	9.1	12.2
Total operating expenses	424.1	401.1	851.0	803.7
Loss on early extinguishment of debt	—	26.1	—	26.1
Interest expense and amortization of debt discounts and fees	23.0	34.9	46.3	70.0
Other income	(0.4)	(0.7)	(1.3)	(1.3)
Equity in net income of nonconsolidated affiliates	(3.1)	(3.2)	(6.4)	(5.7)
Income from continuing operations before income tax expense	83.3	41.9	169.6	108.5
Provision for income tax expense	26.9	11.2	56.0	3.8
Income from continuing operations	56.4	30.7	113.6	104.7
Income from discontinued operations, net of tax	3.5	1.6	3.1	19.1
Net income	59.9	32.3	116.7	123.8
Less: Net income attributable to noncontrolling interests	(13.2)	(10.4)	(25.8)	(22.1)
Net income attributable to HealthSouth	46.7	21.9	90.9	101.7
Less: Convertible perpetual preferred stock dividends	(6.0)	(6.5)	(12.4)	(13.0)
Less: Repurchase of convertible perpetual preferred stock	(0.3)	—	(0.8)	—
Net income attributable to HealthSouth common shareholders	$40.4	$15.4	$77.7	$88.7
Weighted average common shares outstanding:
Basic	94.6	93.3	94.5	93.2
Diluted	108.0	109.5	108.3	109.3
Basic and diluted earnings per common share:
Income from continuing operations attributable to HealthSouth common shareholders	$0.39	$0.14	$0.79	$0.74
Income from discontinued operations, net of tax, attributable to HealthSouth common shareholders	0.04	0.03	0.03	0.21
Net income attributable to HealthSouth common shareholders	$0.43	$0.17	$0.82	$0.95
Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$43.2	$19.4	$87.8	$81.6
Income from discontinued operations, net of tax	3.5	2.5	3.1	20.1
Net income attributable to HealthSouth	$46.7	$21.9	$90.9	$101.7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2012	December 31, 2011
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$41.1	$30.1
Accounts receivable, net of allowance for doubtful accounts of $24.6 in 2012; $21.4 in 2011	245.7	222.8
Other current assets	137.7	138.1
Total current assets	424.5	391.0
Property and equipment, net	718.9	664.4
Goodwill	421.7	421.7
Intangible assets, net	69.0	57.7
Deferred income tax assets	552.8	608.1
Other long-term assets	128.8	128.3
Total assets	$2,315.7	$2,271.2
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$59.6	$45.4
Accrued expenses and other current liabilities	265.0	267.8
Total current liabilities	324.6	313.2
Long-term debt, net of current portion	1,219.4	1,235.8
Other long-term liabilities	135.8	133.2
	1,679.8	1,682.2
Commitments and contingencies
Convertible perpetual preferred stock	342.2	387.4
Shareholders’ equity:
HealthSouth shareholders’ equity	195.8	117.0
Noncontrolling interests	97.9	84.6
Total shareholders’ equity	293.7	201.6
Total liabilities and shareholders’ equity	$2,315.7	$2,271.2

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2012	2011
	(In Millions)
Cash flows from operating activities:
Net income	$116.7	$123.8
Income from discontinued operations	(3.1)	(19.1)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	12.8	9.8
Provision for government, class action, and related settlements	—	(10.6)
Depreciation and amortization	39.5	39.1
Loss on early extinguishment of debt	—	26.1
Equity in net income of nonconsolidated affiliates	(6.4)	(5.7)
Distributions from nonconsolidated affiliates	5.5	5.5
Stock-based compensation	12.0	9.5
Deferred tax expense	51.7	5.2
Other	3.0	3.0
Increase in assets—
Accounts receivable	(35.7)	(15.9)
Other assets	(7.0)	(12.3)
Increase (decrease) in liabilities—
Accounts payable	10.3	0.8
Accrued payroll	(15.8)	4.3
Other liabilities	5.5	11.5
Premium on bond issuance	—	4.1
Premium paid on redemption of bonds	—	(18.0)
Refunds due patients and other third-party payors	4.3	(16.7)
Government, class action, and related settlements	—	6.5
Net cash provided by operating activities of discontinued operations	1.7	7.2
Total adjustments	81.4	53.4
Net cash provided by operating activities	195.0	158.1

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(82.8)	(31.7)
Capitalized software costs	(11.6)	(3.8)
Purchase of restricted investments	(4.4)	(7.9)
Net change in restricted cash	4.6	5.3
Net settlements on interest rate swaps	—	(10.9)
Other	(1.8)	0.1
Net cash provided by (used in) investing activities of discontinued operations	7.7	(0.3)
Net cash used in investing activities	(88.3)	(49.2)
Cash flows from financing activities:
Principal borrowings on term loan	—	100.0
Proceeds from bond issuance	—	120.0
Principal payments on debt, including pre-payments	(4.7)	(335.9)
Borrowings on revolving credit facility	40.0	190.0
Payments on revolving credit facility	(50.0)	(128.0)
Principal payments under capital lease obligations	(5.7)	(6.8)
Repurchase of convertible perpetual preferred stock	(46.0)	—
Debt issue costs	—	(4.2)
Dividends paid on convertible perpetual preferred stock	(13.1)	(13.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(24.0)	(23.3)
Contributions from consolidated affiliates	7.9	—
Other	—	4.2
Net cash used in financing activities	(95.6)	(97.0)
Increase in cash and cash equivalents	11.1	11.9
Cash and cash equivalents at beginning of period	30.1	48.3
Cash and cash equivalents of facilities in discontinued operations at beginning of period	—	0.1
Less: Cash and cash equivalents of facilities in discontinued operations at end of period	(0.1)	—
Cash and cash equivalents at end of period	$41.1	$60.3

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q2 2012	Q2 2011
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$125.1	$115.3
Interest expense and amortization of debt discounts and fees	(23.0)	(34.9)
Depreciation and amortization	(20.0)	(19.6)
Stock-based compensation expense	(5.9)	(5.3)
Other, including non-cash loss on disposal of assets	(0.6)	(1.0)
	75.6	54.5
Certain nonrecurring expenses:
Government, class action and related settlements	—	10.6
Professional fees—accounting, tax, and legal	(5.5)	(8.4)
Loss on early extinguishment of debt	—	(26.1)
Pre-tax income	70.1	30.6
Income tax expense (1)	(26.9)	(11.2)
Income from continuing operations (2)	$43.2	$19.4

Basic shares	94.6	93.3
Diluted shares	108.0	109.5

Basic earnings per share (2)	$0.39	$0.14
Diluted earnings per share (2) (3)	$0.39	$0.14

(1)	Cash income tax expense for the three months ended June 30, 2012 and 2011 was $2.2 million and $1.7 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

(3)
Adding back the dividends for the Company's convertible perpetual preferred stock to income from continuing operations causes a per share increase when calculating diluted earnings per share resulting in an antidilutive per share amount. Therefore, basic and diluted earnings per share are the same. A computation of basic and diluted earnings per share can be found in Note 7, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of our Form 10-Q for the quarterly period ended June 30, 2012, when filed.

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q2 2012	Q2 2011
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$252.1	$232.8
Interest expense and amortization of debt discounts and fees	(46.3)	(70.0)
Depreciation and amortization	(39.5)	(39.1)
Stock-based compensation expense	(12.0)	(9.5)
Other, including non-cash loss on disposal of assets	(1.4)	(1.1)
	152.9	113.1
Certain nonrecurring expenses:
Government, class action and related settlements	—	10.6
Professional fees—accounting, tax, and legal	(9.1)	(12.2)
Loss on early extinguishment of debt	—	(26.1)
Pre-tax income	143.8	85.4
Income tax expense (1)	(56.0)	(3.8)	(2)
Income from continuing operations (3)	$87.8	$81.6

Basic shares	94.5	93.2
Diluted shares	108.3	109.3

Basic earnings per share (3)	$0.79	$0.74
Diluted earnings per share (3) (4)	$0.79	$0.74

(1)	Cash income tax expense for the six months ended June 30, 2012 and 2011 was $4.3 million and $4.2 million, respectively.

(2)
Includes a $0.27 per diluted share benefit related to the Company's settlement of federal income tax claims with the IRS for tax years 2007 and 2008 and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims.

(3)	Income from continuing operations attributable to HealthSouth.

(4)
Adding back the dividends for the Company's convertible perpetual preferred stock to income from continuing operations causes a per share increase when calculating diluted earnings per share resulting in an antidilutive per share amount. Therefore, basic and diluted earnings per share are the same. A computation of basic and diluted earnings per share can be found in Note 7, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of our Form 10-Q for the quarterly period ended June 30, 2012, when filed.

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In Millions)
Net income	$59.9	$32.3	$116.7	$123.8
Income from discontinued operations, net of tax, attributable to HealthSouth	(3.5)	(2.5)	(3.1)	(20.1)
Provision for income tax expense	26.9	11.2	56.0	3.8
Interest expense and amortization of debt discounts and fees	23.0	34.9	46.3	70.0
Loss on early extinguishment of debt	—	26.1	—	26.1
Professional fees-accounting, tax, and legal	5.5	8.4	9.1	12.2
Government, class action, and related settlements	—	(10.6)	—	(10.6)
Net noncash loss on disposal of assets	0.6	1.0	1.4	1.1
Depreciation and amortization	20.0	19.6	39.5	39.1
Stock-based compensation expense	5.9	5.3	12.0	9.5
Net income attributable to noncontrolling interests	(13.2)	(10.4)	(25.8)	(22.1)
Adjusted EBITDA	$125.1	$115.3	$252.1	$232.8

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2012	2011	2012	2011	2011
	(In Millions)
Net cash provided by operating activities	$114.0	$68.6	$195.0	$158.1	$342.7
Impact of discontinued operations	(1.3)	(5.1)	(1.7)	(7.2)	(9.1)
Net cash provided by operating activities of continuing operations	112.7	63.5	193.3	150.9	333.6
Capital expenditures for maintenance	(31.0)	(13.2)	(50.1)	(22.3)	(50.8)
Net settlement on interest rate swaps	—	—	—	(10.9)	(10.9)
Dividends paid on convertible perpetual preferred stock	(6.3)	(6.5)	(13.1)	(13.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.9)	(9.6)	(24.0)	(23.3)	(44.2)
Nonrecurring items:
Income tax refunds related to prior periods	—	(0.4)	—	(3.4)	(7.9)
Premium received on bond issuance	—	—	—	(4.1)	(4.1)
Premium paid on redemption of bonds	—	18.0	—	18.0	26.9
Cash paid for:
Professional fees—accounting, tax, and legal	5.5	8.4	9.1	12.2	21.0
Government, class action, and related settlements, including certain settlements related to unclaimed property	—	3.4	—	7.7	5.7
Adjusted free cash flow	$70.0	$63.6	$115.2	$111.8	$243.3

For the three months ended June 30, 2012, net cash used in investing activities was $55.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2012 was $61.7 million and resulted primarily from net debt payments, the repurchase of 21,645 shares of the Company's convertible perpetual preferred stock, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by capital contributions from consolidated affiliates.
For the three months ended June 30, 2011, net cash used in investing activities was $25.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2011 was $123.5 million and resulted primarily from net debt payments, including the June 2011 optional redemption of $335 million of the Company’s 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.
For the six months ended June 30, 2012, net cash used in investing activities was $88.3 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2012 was $95.6 million and resulted primarily from the repurchase of 46,645 shares of the Company's convertible perpetual preferred stock, net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by capital contributions from consolidated affiliates.
For the six months ended June 30, 2011, net cash used in investing activities was $49.2 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by a decrease in restricted cash. Net cash used in financing activities during the six months ended June 30, 2011 was $97.0 million and resulted primarily from net debt payments, including the June 2011 optional redemption of $335 million of the Company’s 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.
For the year ended December 31, 2011, net cash used in investing activities was $24.6 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by proceeds from the sale of five long-term acute care hospitals in August 2011. Net cash used in financing activities during the

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

year ended December 31, 2011 was $336.4 million and resulted primarily from net debt payments, including the optional redemption of the Company's 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including the Houston HHS-OIG investigation; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2011 and Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, when filed.